Exhibit 10.150

                            Equipment Sales Agreement
                            -------------------------

Contract No. 19107-1 (Amendment)

This Equipment Sales Agreement ("Agreement"), as amended, is entered into by and between HiEnergy Technologies, Inc. ("Company") and Southeastern Pennsylvania Transportation Authority ("Customer").

1. Sale of Equipment. Customer hereby agrees to purchase from Company the equipment (the "Equipment") as set forth on Schedule A and Schedule B. Reference hereinafter to "Equipment" shall be deemed to include Software except where otherwise indicated, and reference hereinafter to "Equipment" or "Software" shall be deemed to include any Services to be performed.

2. Price. The price and time of payment for the Equipment (the "Contract Price") is as follows:

               Price               Due Date
               -----               --------

            $603,104.96    Payment due net 30 days
              [PAID]       upon receipt of shipment

            $200,000.00    Payment due net 30 days

The Contract Price includes all the items referred to in Schedule A and Schedule
B. Any amounts payable by Customer hereunder which remain unpaid after the delivery shall be subject to a late charge equal to 1% per month from the due date until such amount is paid.

Prices for Equipment specified herein are exclusive of all city, state and federal taxes, including, without limitation, taxes on manufacture, sales, receipts, gross income, occupation, use and similar taxes. Customer agrees to pay such taxes directly or to reimburse Company for all such taxes, whether imposed on Customer required to be collected by Company, or imposed on Equipment or on Customer in connection with this sale. Wherever applicable, such tax or taxes shall be invoiced separately. Customer agrees to pay all personal property taxes that may be levied against Equipment after the date of delivery.

3. Delivery. Company shall use its reasonable efforts to deliver the Equipment to Customer between ninety (90) and one hundered and twenty (120) days following order. Delivery shall be made to a domestic location designated by Customer and all transportation, shipping and handling charges shall be paid by Company. Times quoted for delivery and/or readiness for operation represent Company's best estimates and Company shall in good faith endeavor to meet such stated times, but reserves the right to vary the times of shipment and delivery and shall not be liable for any loss, injury, damage or other expense which Customer or any other party may suffer by reason of such variation. Delivery may be subject to issuance of required licensing and approvals by local, state and federal regulatory bodies.

4. Payment Terms. Unless other terms of payment are agreed to in writing, payment of the Contract Price, including without limitation, payment for Services performed under the Agreement, shall be made to HiEnergy Technologies, Inc. Any down payment shall be non-refundable except in the case that the Company does not accept the Order, in which case the down payment will be refunded promptly. In the event Customer refuses or otherwise declines to accept delivery of Equipment hereunder, Company may, as Customer's agent and without liability to Company, store or arrange for storage of such declined Equipment at Customer's expense, and such Equipment shall be deemed to be delivered at the time it is either put into storage or turned over to the carrier for shipment, whichever occurs first. Any amounts which become due from Customer under the Agreement may not be set off against any other amounts which may be due from Company to Customer under the Agreement or otherwise. Unless otherwise stated, all prices are in U.S. dollars.

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

5. Acceptance. The criterion for acceptance of Equipment is the successful operation of the Equipment using Company's standard test procedures and diagnostic test programs applicable to the Equipment involved. All acceptance tests will be conducted prior to delivery and will be run by Company personnel. If Customer or its representative fails to witness such tests, performance of the tests will not be delayed. Acceptance will be deemed to have been made upon successful completion of the acceptance tests as evidenced by issuance by a Test Certificate.

6. Title and License. Title and risk of loss to the Equipment shall pass to Customer at the time the Equipment is delivered to Customer. All Software is made available in accordance with these Terms and Conditions and the terms and conditions of the Company's Individual End User Software License Agreement, which is attached hereto, incorporated herein and made a part hereof by this reference.

7. Variations and Extras. The Equipment and Services provided by Company shall be those specified in the Agreement as accepted in writing by Company. Should Company agree to any variations from or extras beyond the requirements of the accepted order, which involve extra cost to Company, or from or should Company incur extra cost owing to delays caused by Customer's instructions, incorrect instructions, lack of instructions, or other matters within the responsibility of Customer, or Customer's agents or subcontractors, such extra costs may be charged by Company and shall be paid for by Customer and the scheduled delivery and/or completion dates shall be appropriately extended.

8. Specifications and Performance. The Equipment supplied will be substantially in accordance with the specifications provided to Customer, subject to reasonable variations plus or minus. Such reasonable variations shall not be made the basis of any claim against Company or its suppliers. Company shall not be responsible for performance figures given in any source other than the specifications. Company reserves the right to supply Equipment in fulfillment of its obligations hereunder, the design and/or constructions of which has been modified, provided that the general performance of the Equipment is not adversely affected. Unless otherwise stated, the Equipment will be packaged in accordance with normal air freight packing standards.

9. Operation of the Equipment. Customer shall be responsible for operation of the Equipment. Customer shall operate the Equipment in a reasonably competent manner and in compliance with the operations manual for the Equipment. Customer shall comply with all applicable rules, laws, and regulations in connection with operation of the Equipment.

10. Infringement Indemnity. Company will defend and indemnify Customer against a claim that the Equipment infringes a United States copyright or patent, provided that: (a) Customer notifies Company in writing within thirty (30) days of the claim; (b) Company has sole control of the defense and all related settlement negotiations; and (c) Customer provides Company with the assistance, information and authority necessary to perform Company's obligations under this Section 10. Reasonable out-of-pocket expenses incurred by Customer in providing such assistance will be reimbursed by Company. Company shall have no liability for any claim of infringement based on use of Equipment altered by Customer. In the event the Equipment is held or is believed by Company to infringe, Company shall have the option, at its expense, to (a) modify the Equipment to be non-infringing; (b) obtain for Customer a license to continue using the Equipment; or (c) refund the fees paid for the Equipment. This Section 10 states Company's entire liability and Customer's exclusive remedy for infringement, misappropriation or related claims.

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

11. Warranty and Disclaimer

      (a) The warranty holds that the Equipment sold by the Company will be free from defects in workmanship and materials and will conform to applicable specifications for a period of twelve (12) months from the date of shipment or 1,200 hours of Neutron Generator operation, whichever comes first (the "Warranty period"), provided the Customer gives written notice to Company of any defect within said Warranty period or within fifteen (15) days thereafter. The Warranty on the Neutron Generator is pro-rated (that is, for example, if a Neutron Generator became defective after four months, the Customer would pay to Company four-twelfths of the price of a replacement of the Neutron Generator). Credit toward refurbishment or replacement will be given to Customer, at Company's option, and will be prorated from the date of original shipment or for the Warranty period, as specified. This Warranty is valid only if the accelerator head is operated with non-defective electronic and control equipment supplied by and in accordance with, written instructions by Company.

      (b) As a first resort, Field Service Engineering (FSE) personnel and/or subcontractors will provide on-site warranty service and maintenance and/or parts replacement as to the defective Equipment at Customer's location. In the event FSE or the subcontractors cannot perform the necessary diagnostics, maintenance and/or repair at Customer's facilities, Customer will be required to return for repair such defective Equipment to Company's designated repair facility at no cost within thirty (30) days after said notice. Company will be responsible for any transportation, insurance and all other charges to and from Company's designated repair facility and will promptly reimburse Customer any shipping and handling charges incurred by Company or its representatives. So long as Company is so notified of any such defect in workmanship or materials within the Warranty period, Company will correct the defect by making any necessary repairs or, at its option, by providing replacements for such defective Equipment, parts, or components thereof ("Parts"). It is recommended for efficiency and timeliness that replacement be made by FSE and/or subcontractors from a stock of Parts separately purchased by Company. Defective Parts, if replaced, will become the property of Company. All other charges, including without limitation, FSE travel, on-site labor, removal and reinstallation fees, shall be assumed by Company during the Warranty period.

      (c) Customer will pay Company the cost of all charges, to include but not limited to a reasonable charge for examination and rework, if the returned Equipment proves not to be defective or if at Customer's request Company performs work upon returned Equipment exceeding Company's obligations under this Warranty.

      (d) This Warranty extends only to the original Customer of the Equipment from Company. This Warranty does not apply to, and Company assumes no responsibility for, damage or defects due to any cause other than those specified above, including without limitation, damage or defects arising as a result of misuse, improper installation by non-authorized Company personnel or non-authorized subcontractors, accident, neglect, modification, repair by Customer, subjection to adverse conditions, demands exceeding performance levels required by applicable specifications or Company furnished operating instructions, failure to carry out recommended servicing, or from the use of components or replacement parts other than those supplied or approved in writing by Company.

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

      (e) It shall be incumbent upon the Customer to show evidence of faulty parts or workmanship when operated or tested in any other manner. The liability of Company arising from the supply or use of the Equipment, whether it arises under Warranty or otherwise, shall be limited solely to correcting defects or providing replacement parts to the Customer as set forth herein above and is limited to the period of the Warranty.

IN NO EVENT SHALL TOTAL LIABILITY EXCEED THE TOTAL CONTRACT PRICE. IN NO EVENT SHALL COMPANY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, NOR SHALL IT BE LIABLE FOR ANY OTHER DAMAGES, EXCEPT AS HEREINABOVE PROVIDED. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ANY INSTALLATION, MAINTENANCE, REPAIR, SERVICE, RELOCATION OR ALTERATION TO OR OF, OR OTHER TAMPERING WITH, THE PRODUCTS PERFORMED BY ANY PERSON OR ENTITY OTHER THAN COMPANY WITHOUT COMPANY'S PRIOR WRITTEN APPROVAL, OR ANY USE OF REPLACEMENT PARTS NOT SUPPLIED BY COMPANY, SHALL IMMEDIATELY VOID AND CANCEL ALL WARRANTIES WITH RESPECT TO THE AFFECTED PRODUCTS. THIS WARRANTY IS EXCLUSIVE AND IS MADE IN LIEU OF ALL OTHER WARRANTIES. THE GOODS SPECIFICALLY COVERED UNDER THIS WARRANTY ARE OF AN EXPERIMENTAL NATURE. NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE ARE EXPRESSED OR IMPLIED. NO MODIFICATION OR ALTERATION OF THE FOREGOING WARRANTY AND LIMITATION OR REMEDIES PROVISIONS SHALL BE VALID OR ENFORCEABLE UNLESS SET FORTH IN A WRITTEN AGREEMENT SIGNED BY COMPANY AND THE CUSTOMER.

THE INDEMNITIES IN SECTION 10 AND SECTION 16 AND THE WARRANTY IN SECTION 11 ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER INDEMNITIES OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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

12. Nondisclosure. By virtue of this Agreement, Customer may have access to information that is confidential to Company ("Confidential Information"). Confidential Information shall include, but not be limited to, the terms and pricing under this Agreement, the technical and other specifications for the Equipment and all information clearly identified as confidential or proprietary, including, without limitation, drawings, designs, specifications, manuals or information relating in any way to the Equipment, howsoever issued, including all oral communications subsequently identified in writing by Company as proprietary, without the prior written permission of Company. Confidential Information shall not include information that: (i) is or becomes a part of the public domain through no act or omission of Customer; (ii) was in Customer's lawful possession prior to the disclosure and had not been obtained by Customer either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to Customer by a third party without restriction on disclosure; or
(iv) is independently developed by Customer. Customer agrees to hold Confidential Information in confidence during the term of this Agreement and for a period of three (3) years after termination of this Agreement. Customer agrees, that unless required by law, it shall not make Confidential Information available in any form to any third party or to use Confidential Information for any purpose other than the implementation of this Agreement. Customer agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees, representatives or agents in violation of the terms of this Agreement. Copyright in all materials made available by Company shall remain with Company at all times. The provisions of this Section 12 shall survive any termination of this Agreement.

13. Rights in Data. Company retains full ownership of all inventions, designs, copyrights, processes and data already made or evolved by Company in the preparation of or during the course of any work under the Agreement or resulting therefrom.

14. Limitation of Liability. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, OR USE INCURRED BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT, OR TORT, OR OTHERWISE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY'S LIABILITY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE DEFECTIVE EQUIPMENT. THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN COMPANY AND CUSTOMER. COMPANY'S PRICING REFLECTS THIS ALLOCATION OF RISK AND BUT FOR THIS ALLOCATION AND LIMITATION OF LIABILITY, COMPANY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT.

15. Indemnity. Customer shall indemnify and hold harmless Company from and against any and all liability, damages, costs, losses and expenses arising out of or in connection with any personal injury, including death, or any damage to property or business which may be suffered by use, operation, or failure to operate of the Equipment furnished hereunder except for the negligent acts of Company.

16. Force Majeure. If Company's ability to perform its obligations under the Agreement is limited, delayed or prevented in whole or in part by any reason whatsoever not reasonably within the control of Company, or its suppliers, including without limitation, act of God, war, invasion, act of foreign enemy, hostilities, civil war, rebellion, civil strife, strikes and/or industrial dispute or by any law, rule, regulation, order or other action by any public authority, transportation delays or the refusal of any necessary license, Company shall be excused, discharged, and released of performance to the extent such performance is so limited, delayed or prevented without liability of any kind.

17. Miscellaneous.

      (a) The section headings contained herein are for reference purposes only and shall not affect in any way the meaning and interpretation of the Agreement.

      (b) Any provision or provisions of the Agreement prohibited by, or unlawful under, any applicable law of any jurisdiction shall, as to such jurisdiction, be made invalid or unenforceable, without invalidating the remaining provisions of the Agreement, provided, however, that where the provisions of any such applicable law may be waived, they are hereby waived by Customer to the full extent permitted by law, to the end that the Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms.

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

      (c) This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California (exclusive of conflict of laws principles), and shall be deemed to be executed in Irvine, California.

      (d) Any legal action or proceeding relating to this Agreement shall be instituted solely in a state or federal court in Irvine, California. Company and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

      (e) All notices, including notices of address change, requests, demands or other communications which are required or may be given hereunder pursuant to the terms of the Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or first class registered mail to the address specified by the parties in the Agreement, or by fax to the address listed below.

      (f) If the Agreement is terminated or cancelled, then, at Company's option, and in addition to all other remedies available at law or in equity: i. Customer shall accept delivery of and make payment for all Equipment which is either finished or ready for shipping; ii. Customer shall reimburse Company for all costs of all material, all other costs, including but not limited to, general, selling and administrative expenses, and a reasonable profit on the terminated portion of the Agreement. Filing of a petition in bankruptcy, commencement of any insolvency proceeding, or execution of an assignment for the benefit of Creditors, shall, at the option of Company, be deemed a cancellation by Customer.

      (g) To secure payment and performance of all Customer's obligations hereunder, Company hereby retains title to Equipment and a security interest therein until payment in full and performance by Customer of all said obligations. When requested by Company, Customer shall duly acknowledge this Agreement, and execute, acknowledge and deliver to Customer, in Company's usual form, a supplement hereto, security agreement, financing statement and other appropriate instruments to constitute Equipment as the unencumbered security for the obligations of Customer hereunder, or to enable Company to comply with all applicable filing or recording laws.

      (h) The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for non-payment or breach of Company's proprietary rights, no action, regardless of form, arising out of or in connection with this Agreement may be brought by either party more than one year after the cause of action has accrued.

      (i) Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that the Equipment is not (1) exported, directly or indirectly, in violation of Export Laws; or (2) intended to be used for any purposes prohibited by the Export Laws. Customer agrees that the Equipment will only be used or operated in the United States and other territories approved in writing by Company.

      (j) Company is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

      (k) These Terms and Conditions, together with the other documents constituting the Agreement as accepted in writing by HiEnergy, shall constitute the entire agreement and supersede all prior or contemporaneous agreements, understandings, representations, discussions, proposals, literature, and the like, written or oral. No other terms or conditions, nor any addition to, waiver or modification of the provisions of these Terms and Conditions shall be binding unless made in a writing signed by an officer of Company. In the event of a conflict between these Terms and Conditions and any other terms and conditions, these Terms and Conditions shall supersede and take precedence over such conflicting terms and conditions. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

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

      (l) In any proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs incurred.

      (m) This Agreement shall be construed as to its fair meaning and not strictly for or against either party.

      (n) No action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action arose, or in the case of non-payment, more than two years from the date of last payment.

      (o) This Agreement shall not be assigned by Customer or by operation of law without the prior written consent of Company. The Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns.

      (p) This Agreement may be executed in counterparts and by fax.

Company:                                               Customer:

HIENERGY TECHNOLOGIES, INC.                            SOUTHEASTERN PENNSYLVANIA
                                                       TRANSPORTATION
                                                       AUTHORITY

By: /s/ Roger Spillmann                                By: /s/ John Wenke
    ---------------------------------------                ---------------------
Name: Roger Spillmann                                  Name: John Wenke
Title:  President & CEO                                Title:  Captain
Address: 1601 Alton Parkway                            Address: 1234 Market St.
Unit B                                                 4th floor
Irvine, CA 92606                                       Philadelphia, PA 19107
Phone: 949-757-0855                                    Phone:
Fax: 949-757-1477                                      Fax:

Date: May 18, 2006                                     Date: May 18, 2006


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Schedule A

This Schedule A is incorporated by reference to the Equipment Sales Agreement ("Agreement"), between HiEnergy Technologies, Inc. ("Company") and S.E. Pennsylvania Transportation Authority ("Customer"). The Contract Price, as defined therein, includes the items in this Schedule A, which are as follows:

1. Two (2) complete SIEGMATM 3E3 systems, which shall include (i) all subsystems and related parts and components; (ii) all shipping and handling charges; and (iii) a one (1) year manufacturer's "parts and labor" warranty (multi-year extensions to the warranty are available and can be purchased at any time).

2. The loan of two (2) additional high resolution Gamma Detectors (as well as additional dewars) for Customer convenience and to ensure optimal operative redundancy during cooperative period.

3. All upgrades incorporated into SIEGMATM 3E3 or equivalent system developed during the cooperative sales period, which shall be no less than 6 months following the date of delivery, including all hardware and software modifications (i.e. upgrades to cooling system, power source, delivery platform, documentation, device drivers and controls, and firmware/algorhithms).

4. Two (2) Engineering Consultation Sessions to be held prior to delivery with the objective of completing system customization and the deployment of desired configuration. Consultation will include engineering and production management, site and needs analysis (review of existing operational and technical capabilities and processes), workflow analysis (review of existing workflow, and the design of new processes and procedures), site and platform analysis (vehicle and fixed site integration), technical installation services, and product design workshop.

5. All system configuration customizations at no additional charge to Customer, not to exceed US$10,000 in cost, such as platform upgrades (wheels, handles, case, etc. ), supplemental lift system, and vehicle and site integration. Any additional variations and additions exceeding this amount will be seprately invoiced pursuant to Agreement.

6. One (1) year Full Servicing & Maintenance Package to be provided by authorized Company service representatives and Siemens Maintenance Services, including on-site and off-site 24/7 technical support, on-site and in-house repair and service, software support and upgrades, and periodic/preventative maintenance, including calibration and cooling gas service (multi-year extensions are available and can be purchased at any time).

7. One (1) Individual EndUser Software License, with 24/7 software technical support and services and one three (3) year warranty, in accordance with the Individual End User Software License Agreement.

8. Complete and comprehensive on-site operator training, including all site costs, training materials and document preparation, to commence upon system delivery.

9. Radiation certification/licensing program, including all site costs, training materials, and fees directly related to the training and designation of two (2) Radiation Safety Officers and certification of radiation workers, but excluding travel expenses, incidental costs and ongoing compliance charges incurred by Customer, to commence prior to delivery.

10. Participation in HiEnergy Trade-in Program allowing pro-rated allowance against new system purchase.

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

Schedule B

This Schedule B is incorporated by reference to the Amended Equipment Sales Agreement ("Agreement"), between HiEnergy Technologies, Inc. ("Company") and S.E. Pennsylvania Transportation Authority ("Customer") dated May 18, 2006. The Contract Price, as defined therein, includes the items in this Schedule B, which are as follows:

1. A four (4) year extension of the Full Servicing & Maintenance Package provided for each SIEGMATM 3E3 system to be administered by authorized Company service representatives (Siemens Maintenance Services or equivalent), including on-site and off-site 24/7 technical support, on-site and in-house repair and service, software support and upgrades, and periodic/preventative maintenance, including calibration and cooling gas service.

2. Four (4) years of Radiation Safety Training and Radiation Licensing Maintenance Program - (all dosimeter monitoring costs, annual audit, testing fees, registration and license fees, consultant/advisor travel expenses, and training materials for up to 20 Customer employees or agents) and one time NRC License Application. The Program excludes any incidental costs or fines incurred by Customer due to negligence or failure of compliance by Customer.

3. Spare Part Kit which provides for $4,000 reserve for fiber-optic cables, batteries, incidental parts and accessories not covered under warranty.

4. A one (1) year extension to the upgrade period, in which any upgrades incorporated into SIEGMATM 3E3 or equivalent system developed during the cooperative sales period, including all hardware and software modifications (i.e. upgrades to cooling system, power source, delivery platform, documentation, device drivers and controls, and firmware/algorithms), shall be offered at no charge under the terms of the Equipment Sales Agreement.

5. An extension of the three (3) year Software Warranty, provided in accordance with the Individual End User Software License Agreement, to five (5) years.

6. The package does not include extension to the Equipment Warranty. Customer may purchase multi-year extensions to the one (1) year Equipment Warranty provide for in the Equipment Sales Agreement at any time in single or multi-year extensions.

7. Participation in HiEnergy Trade-in Program allowing pro-rated allowance against new system purchase.

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